Exhibit 99.1

Praxair Reports First-Quarter 2011 Results

  Sales of $2.7 billion, 11% above prior-year quarter
  Diluted EPS of $1.29, up 18%*
  Strong pipeline of growth projects in emerging economies
  Raises full-year 2011 diluted EPS guidance to $5.35 - $5.45
  Second-quarter diluted EPS guidance of $1.33 to $1.38

DANBURY, Conn.--(BUSINESS WIRE)--April 27, 2011--Praxair, Inc. (NYSE: PX) reported first-quarter net income and diluted earnings per share of $398 million and $1.29, 17% and 18% above the prior-year quarter, respectively*.

Sales in the first quarter were $2,702 million, 11% above the previous-year quarter, due primarily to broad-based volume growth. Sales increased across all geographic regions with strongest growth from manufacturing, metals, chemicals and electronics markets. Sales rose 3% sequentially from the fourth quarter of 2010 due to higher volumes and price.

Operating profit in the first quarter was $591 million, up 17% from the prior-year quarter due to higher volumes, higher price and productivity.* Earnings before interest, taxes, depreciation and amortization (EBITDA) of $844 million grew by 14% from the prior-year period.*

First-quarter cash flow from operations was $359 million and capital spending was $334 million. The company paid dividends of $152 million and repurchased $138 million of stock, net of issuances. The debt-to-capital ratio was 47.2% and debt to EBITDA was 1.7x.* Also, the company extended the maturity of its debt profile by issuing $500 million of 10-year notes. The after-tax return-on-capital ratio and return on equity for the quarter were 14.4% and 26.6%, respectively.*

Commenting on the results and business outlook, Chairman and Chief Executive Officer Steve Angel said, “Praxair kicked off the year with solid volume growth. The emerging markets, primarily South America and Asia, grew at double-digits, while our business in North America benefitted from steady economic recovery in the U.S. We continue to successfully execute pricing and productivity initiatives as reflected in the first-quarter operating margin of 22%.

“New project opportunities remain robust and during the quarter we signed new on-site supply agreements in nearly all of our major markets representing future capital investment of over $500 million. Revenues from these projects will be realized over the next several years as they come on stream.”

For the second quarter of 2011, Praxair expects diluted earnings per share in the range of $1.33 to $1.38.

For the full year of 2011, Praxair expects sales in the area of $11 billion. The company expects diluted earnings per share to be in the range of $5.35 to $5.45. Full-year capital expenditures are expected to be in the range of $1.6 billion to $1.8 billion, and the effective tax rate is forecasted to remain at about 28%.

Following is additional detail on first-quarter 2011 results by segment.

In North America, first-quarter sales were $1,334 million, up 8% from the prior-year quarter. Volumes were 6% above the prior year largely attributable to higher sales to manufacturing, chemicals, metals and energy markets. Operating profit of $322 million grew 16% from the prior year due primarily to higher volumes and productivity.

In Europe, first-quarter sales were $343 million, up 4% from the prior year, excluding negative currency effects. The underlying sales increase was due to volume growth in Germany, Italy and Spain. Operating profit was $65 million in the quarter, compared to $67 million in the prior-year, due primarily to currency effects.

In South America, first-quarter sales of $558 million grew 22% versus the prior-year quarter, and 15% excluding currency effects. Volumes grew 10% from the prior year due primarily to higher on-site, merchant and packaged gas sales in Brazil to manufacturing, metals, food and beverage and healthcare end markets. Operating profit was $133 million, 22% above the prior-year period, and 16% excluding currency.

Sales in Asia were $310 million in the quarter, up 20% from the prior year driven by strong growth in China, India, and Korea. Sales growth came from electronics, metals, manufacturing and chemical customers. Operating profit was $46 million, 35% above the prior-year quarter, due primarily to higher volumes.

Praxair Surface Technologies had first-quarter sales of $157 million, up 15% from the prior-year quarter. Sales growth came from higher jet engine and industrial coatings volumes. Operating profit of $25 million in the quarter was 32% above the prior-year period due to higher volumes.

Praxair is the largest industrial gases company in North and South America, and one of the largest worldwide. The company produces, sells and distributes atmospheric and process gases, and high-performance surface coatings. Praxair products, services and technologies bring productivity and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and others. More information on Praxair is available on the Internet at www.praxair.com.

*See the attachments for calculations of non-GAAP measures. First-quarter 2010 results are adjusted to exclude the Venezuela currency devaluation.

Attachments: Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary, and Appendix: Non-GAAP Measures.

A teleconference on Praxair’s first-quarter results is being held this morning, April 27, 2011, at 11:00 am Eastern Time. The number is (617) 597-5313 -- Passcode: 48821227. The call also is available as a web cast at www.praxair.com/investors. Materials to be used in the teleconference are also available.

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s Form 10-K and 10-Q reports filed with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

PRAXAIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended
	March 31,
	2011	2010 (b)

SALES (a)	$2,702	$2,428
Cost of sales	1,536	1,381
Selling, general and administrative	308	294
Depreciation and amortization	244	228
Research and development	22	18
Venezuela currency devaluation (b)	-	27
Other income (expense) - net	(1)	(1)
OPERATING PROFIT	591	479
Interest expense - net	35	32
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	556	447
Income taxes (b)	156	131
INCOME BEFORE EQUITY INVESTMENTS	400	316
Income from equity investments	9	7
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	409	323
Less: noncontrolling interests	(11)	(9)
NET INCOME - PRAXAIR, INC. (b)	$398	$314

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$1.31	$1.02

Diluted earnings per share (b)	$1.29	$1.01

Cash dividends	$0.50	$0.45

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	304,071	306,793
Diluted shares outstanding (000's)	308,595	311,159

(a)	Sales for the 2011 quarter increased $12 million due to higher cost pass-through, with minimal impact on operating profit compared to 2010. Sales for the quarter increased $50 million due to currency effects versus 2010.
(b)	The 2010 quarter includes a charge of $27 million ($26 million after-tax, or $0.08 per diluted share), related to the Venezuela currency devaluation. See appendix for non-GAAP measures which exclude the impact of this charge.

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(UNAUDITED)

	March 31,	December 31,
	2011	2010
ASSETS
Cash and cash equivalents	$86	$39
Accounts receivable - net	1,834	1,664
Inventories	416	399
Prepaid and other current assets	262	276
TOTAL CURRENT ASSETS	2,598	2,378

Property, plant and equipment - net	9,784	9,532
Goodwill	2,106	2,066
Other intangibles - net	129	132
Other long-term assets	1,217	1,166
TOTAL ASSETS	$15,834	$15,274

LIABILITIES AND EQUITY
Accounts payable	$777	$830
Short-term debt	326	370
Current portion of long-term debt	31	32
Other current liabilities	787	878
TOTAL CURRENT LIABILITIES	1,921	2,110

Long-term debt	5,481	5,155
Other long-term liabilities	1,895	1,864
TOTAL LIABILITIES	9,297	9,129

EQUITY
Praxair, Inc. shareholders' equity	6,165	5,792
Noncontrolling interests	372	353
TOTAL EQUITY	6,537	6,145
TOTAL LIABILITIES AND EQUITY	$15,834	$15,274

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended
	March 31,
	2011	2010
OPERATIONS
Net income - Praxair, Inc.	$ 398	$ 314
Noncontrolling interests	11	9
Net income (including noncontrolling interests)	409	323

Adjustments to reconcile net income to net cash provided
by operating activities:
Venezuela currency devaluation, net of payments - pre-tax (a)	-	25
Deferred income taxes	34	46
Depreciation and amortization	244	228
Accounts receivable	(178)	(84)
Inventory	(17)	(2)
Payables and accruals	(143)	-
Pension contributions	(8)	(8)
Other	18	(45)
Net cash provided by operating activities	359	483

INVESTING
Capital expenditures	(334)	(288)
Acquisitions, net of cash acquired	-	(4)
Divestitures and asset sales	30	8
Net cash used for investing activities	(304)	(284)

FINANCING
Debt increase (decrease) - net	263	356
Issuances of common stock	77	22
Purchases of common stock	(215)	(90)
Cash dividends - Praxair, Inc. shareholders	(152)	(138)
Excess tax benefit on stock option exercises	18	5
Noncontrolling interest transactions and other	(1)	(5)
Net cash provided by (used for) financing activities	(10)	150

Effect of exchange rate changes on cash and
cash equivalents	2	(18)

Change in cash and cash equivalents	47	331
Cash and cash equivalents, beginning-of-period	39	45

Cash and cash equivalents, end-of-period	$ 86	$ 376

(a)	The charge of $27 million in the 2010 first quarter related to the Venezuela currency devaluation had no cash flow impact and is reflected as an adjustment to reconcile net income to net cash provided by operating activities. Also, this line includes cash payments of $2 million in the 2010 quarter, related to the 2008 cost reduction program.

PRAXAIR, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended
	March 31,
	2011	2010
SALES
North America (a)	$ 1,334	$ 1,238
Europe (b)	343	338
South America (c)	558	458
Asia (d)	310	258
Surface Technologies (e)	157	136
Total sales	$ 2,702	$ 2,428

OPERATING PROFIT
North America (a)	$ 322	$ 277
Europe (b)	65	67
South America (c)	133	109
Asia (d)	46	34
Surface Technologies (e)	25	19
Segment operating profit	591	506
Venezuela currency devaluation	-	(27)
Total operating profit	$ 591	$ 479

(a)	North American 2011 sales for the quarter decreased $1 million, due to lower cost pass-through, with minimal impact on operating profit compared to 2010. Sales increased $21 million for the quarter due to currency effects versus 2010.
(b)	European 2011 sales for the quarter increased $2 million, due to higher cost pass-through, with minimal impact on operating profit compared to 2010. Sales decreased $9 million for the quarter due to currency effects versus 2010.
(c)	South American 2011 increased $3 million for the quarter due to higher cost pass-through, with minimal impact on operating profit compared to 2010. Sales increased $31 million for the quarter due to currency effects versus 2010.
(d)	Asian 2011 sales for the quarter increased $6 million due to higher cost pass-through, with minimal impact on operating profit compared to 2010. Sales increased $7 million for the quarter due to currency effects versus 2010.
(e)	Surface Technologies 2011 sales for the quarter period increased $2 million, due to higher cost pass-through, with minimal impact on operating profit compared to 2010. Sales remained flat for the quarter due to currency effect versus 2010.

PRAXAIR, INC. AND SUBSIDIARIES
QUARTERLY FINANCIAL SUMMARY
(Millions of dollars, except per share data)
(UNAUDITED)

		2010
	Q1	Q4 (b)	Q3	Q2	Q1 (b)
FROM THE INCOME STATEMENT
Sales	$ 2,702	$ 2,623	$ 2,538	$ 2,527	$ 2,428
Cost of sales	1,536	1,492	1,444	1,437	1,381
Selling, general and administrative	308	301	299	302	294
Depreciation and amortization	244	240	227	230	228
Research and development	22	23	19	19	18
U.S. Homecare divestiture and Venezuela devaluation (b)	-	58	-	-	27
Other income (expenses) – net	(1)	(4)	2	8	(1)
Operating profit	591	505	551	547	479
Interest expense - net	35	28	29	29	32
Income taxes	156	346	146	145	131
Income from equity investments	9	11	12	8	7
Net income (including noncontrolling interests)	409	142	388	381	323
Less: noncontrolling interests	(11)	(9)	(11)	(10)	(9)
Net income - Praxair, Inc.	$ 398	$ 133	$ 377	$ 371	$ 314

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$ 1.29	$ 0.43	$ 1.21	$ 1.19	$ 1.01
Cash dividends per share	$ 0.50	$ 0.45	$ 0.45	$ 0.45	$ 0.45
Diluted weighted average shares outstanding (000's)	308,595	310,733	311,608	311,109	311,159

FROM THE BALANCE SHEET
Total debt	$ 5,838	$ 5,557	$ 5,077	$ 5,026	$ 5,404
Total capital (a)	12,375	11,702	11,407	10,793	11,134
Debt-to-capital ratio (a)	47.2%	47.5%	44.5%	46.6%	48.5%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations	$ 359	$ 290	$ 596	$ 536	$ 483
Capital expenditures	334	451	324	325	288
Acquisitions	-	14	114	16	4
Cash dividends	152	137	139	137	138

OTHER INFORMATION
After-tax return on capital (ROC) (a)	14.4%	14.4%	14.7%	14.7%	13.6%
Return on Praxair, Inc. shareholders' equity (ROE) (a)	26.6%	26.4%	26.4%	27.4%	25.4%
Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) (a)	$ 844	$ 814	$ 790	$ 785	$ 741
Debt-to-adjusted EBITDA ratio (a)	1.7	1.6	1.6	1.7	1.8
Number of employees	25,482	26,261	26,025	25,877	26,010

SEGMENT DATA
SALES
North America	$ 1,334	$ 1,310	$ 1,282	$ 1,281	$ 1,238
Europe	343	339	322	335	338
South America	558	516	506	490	458
Asia	310	308	287	280	258
Surface Technologies	157	150	141	141	136
Total sales	$ 2,702	$ 2,623	$ 2,538	$ 2,527	$ 2,428
OPERATING PROFIT
North America	$ 322	$ 311	$ 314	$ 294	$ 277
Europe	65	68	59	73	67
South America	133	114	117	114	109
Asia	46	50	38	44	34
Surface Technologies	25	20	23	22	19
Segment operating profit	591	563	551	547	506
U.S. Homecare divestiture and Venezuela devaluation (b)	-	(58)	-	-	(27)
Total operating profit	$ 591	$ 505	$ 551	$ 547	$ 479

(a)	Non-GAAP measure, see Appendix.
(b)	The fourth quarter 2010 includes: (i) a net tax charge of $250 million, or $0.80 per diluted share, related to a Spanish income tax settlement; (ii) a pre-tax charge of $58 million ($40 million after-tax, or $0.13 per diluted share) related to the U.S. Homecare divestiture; and (iii) a net repatriation tax benefit of $35 million, or $0.11 per diluted share. The first quarter 2010 includes a charge of $27 million ($26 million after-tax, or $0.08 per diluted share), related to the Venezuela currency devaluation. Also, see the appendix for non-GAAP measures which exclude the impact of these items.

PRAXAIR, INC. AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES
(Millions of dollars, except per share data)
(UNAUDITED)

The following non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financing leverage, return on net assets employed and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impact of the 2010 fourth quarter Spanish income tax settlement, business divestiture and repatriation tax benefit which helps investors understand underlying performance on a comparable basis.
		Q1	Q4	Q3	Q2	Q1

Debt to Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

	Total debt	$5,838	$5,557	$5,077	$5,026	$5,404
	Equity:
	Praxair, Inc. shareholders' equity	6,165	5,792	5,991	5,452	5,398
	Noncontrolling interests	372	353	339	315	332
	Total equity	6,537	6,145	6,330	5,767	5,730
	Total Capital	$12,375	$11,702	$11,407	$10,793	$11,134

	Debt-to-capital ratio	47.2%	47.5%	44.5%	46.6%	48.5%

After -tax return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

	Operating profit (a)	$591	$563	$551	$547	$506
	Less: income taxes (a)	(156)	(149)	(146)	(145)	(132)
	Less: tax benefit on interest expense	(10)	(8)	(8)	(8)	(9)
	Add: income from equity investments	9	11	12	8	7

	Net operating profit after-tax (NOPAT)	$434	$417	$409	$402	$372

	Beginning capital	$11,702	$11,407	$10,793	$11,134	$10,703
	Ending capital	$12,375	$11,702	$11,407	$10,793	$11,134
	Average capital	$12,039	$11,555	$11,100	$10,964	$10,919

	ROC %	3.6%	3.6%	3.7%	3.7%	3.4%

	ROC % (annualized)	14.4%	14.4%	14.7%	14.7%	13.6%

Return on Praxair, Inc. Shareholder's equity (ROE) - Return on Praxair, Inc. shareholders' equity is a measure used by investors, financial analysts and management to evaluate operating performance from a Praxair shareholder perspective. ROE measures the net income attributable to Praxair, Inc. that the company was able to generate with the money shareholders have invested.

	Net income - Praxair, Inc. (a)	$398	$388	$377	$371	$340

	Beginning Praxair, Inc. shareholders' equity	$5,792	$5,991	$5,452	$5,398	$5,315
	Ending Praxair, Inc. shareholders' equity	$6,165	$5,792	$5,991	$5,452	$5,398
	Average Praxair, Inc. shareholders' equity	$5,979	$5,892	$5,722	$5,425	$5,357

	ROE %	6.7%	6.6%	6.6%	6.8%	6.3%

	ROE % (annualized)	26.6%	26.4%	26.4%	27.4%	25.4%

Adjusted EBITDA and Debt-to-Adjusted EBITDA Ratio- These measures are used by investors, financial analysts and management to assess a company's ability to meet its financial obligations.

	Net income - Praxair, Inc. (a)	$398	$388	$377	$371	$340

	Add: noncontrolling interests	11	9	11	10	9
	Add: interest expense - net	35	28	29	29	32
	Add: income taxes (a)	156	149	146	145	132
	Add: depreciation and amortization	244	240	227	230	228
	Adjusted EBITDA	$844	$814	$790	$785	$741
	Percentage change from 2010 first quarter	14%

	Beginning total debt	$5,557	$5,077	$5,026	$5,404	$5,055
	Ending total debt	$5,838	$5,557	$5,077	$5,026	$5,404
	Average total debt	$5,698	$5,317	$5,052	$5,215	$5,230

	Debt-to-adjusted EBITDA ratio	6.8	6.5	6.4	6.6	7.1
	Debt-to-adjusted EBITDA ratio (annualized)	1.7	1.6	1.6	1.7	1.8

(a)	The following table presents adjusted amounts for Operating Profit and Operating Profit Margin, Income Taxes, Effective Tax Rate, Net income - Praxair, Inc., and Diluted EPS for the First and Fourth Quarter of 2010 and percentage change in Diluted EPS Guidance for the full year 2011. Certain 2011 amounts are included for reference purposes.

	First Quarter	Fourth Quarter	First Quarter
	2011	2010	2010
Adjusted Operating Profit and Operating Profit Margin *
Reported operating profit	$ 591	$ 505	$ 479
Add: U.S. Homecare divestiture	-	58	-
Add: Venezuela currency devaluation	-	-	27
Adjusted operating profit	$ 591	$ 563	$ 506
Percentage change from 2010 first quarter	17%

Reported sales	$ 2,702	$ 2,623	$ 2,428
Adjusted operating profit margin	22%	21%	21%

Adjusted Income Taxes *
Reported income taxes		$ 346	$ 131
Less: Spanish income tax settlement		(250)	-
Add: U.S. Homecare divestiture		18	-
Add: Repatriation tax benefit		35	-
Add: Venezuela currency devaluation		-	1
Total adjustments		(197)	1
Adjusted income taxes		$ 149	$ 132

Adjusted Effective Tax Rate *
Reported income before income taxes and equity investments		$ 477	$ 447
Add: U.S. Homecare divestiture		58	-
Add: Venezuela currency devaluation		-	27
Adjusted income before income taxes and equity investments		$ 535	$ 474

Adjusted income taxes (above)		$ 149	$ 132
Adjusted effective tax rate		28%	28%

Adjusted Net Income - Praxair, Inc. *
Reported net income - Praxair, Inc.	$ 398	$ 133	$ 314
Add: Spanish income tax settlement	-	250	-
Add: U.S. Homecare divestiture	-	40	-
Less: Repatriation tax benefit	-	(35)	-
Add: Venezuela currency devaluation	-	-	26
Total adjustments	-	255	26
Adjusted net income - Praxair, Inc.	$ 398	$ 388	$ 340
Percentage change from 2010 first quarter	17%

Adjusted Diluted EPS *
Diluted weighted average shares	308,595	310,733	311,159

Reported diluted EPS	$ 1.29	$ 0.43	$ 1.01
Add: Spanish income tax settlement	-	0.80	-
Add: Business divestiture	-	0.13	-
Less: Repatriation tax benefit	-	(0.11)	-
Add: Venezuela currency devaluation	-	-	0.08
Total adjustments	-	0.82	0.08
Adjusted diluted EPS	$ 1.29	$ 1.25	$ 1.09
Percentage change from 2010 first quarter	18%

Percentage Change in Adjusted Full Year 2011 Diluted EPS Guidance *	Full Year 2011
	Low End	High End
2011 diluted EPS guidance	$ 5.35	$ 5.45

2010 Adjusted diluted EPS	$ 4.74	$ 4.74

Percentage change from 2010	13%	15%

*	Adjusted for non-GAAP adjustments to eliminate the impact of (i) 2010 fourth quarter U.S. Homecare divestiture charge; (ii) 2010 fourth quarter Spanish income tax settlement; (iii) 2010 fourth quarter repatriation tax benefit and (iv) 2010 first quarter Venezuela currency devaluation. See Praxair’s 2010 Annual Report on Form 10-K for additional information.

CONTACT:
Praxair, Inc.
Media:
Susan Szita Gore, 203-837-2311
susan_szita-gore@praxair.com
or
Investors:
Kelcey Hoyt, 203-837-2118
kelcey_hoyt@praxair.com